                                                                  Exhibit (d)(5)

                            CALAMOS INVESTMENT TRUST


                                   May 8, 2007


Calamos Advisors LLC
2020 Calamos Court
Naperville, Illinois 60563

Ladies and Gentlemen:

     Re:  Management Agreement

     This letter confirms that Calamos Investment Trust (the "Trust") and Calamos Advisors LLC ("CAL") have mutually agreed that the Schedule A to the Management Agreement between the Trust and CAL dated December 13, 2004 has been amended and replaced by Schedule A attached hereto.

     Please sign below to confirm our mutual agreement.

                                        Very truly yours,

                                        CALAMOS INVESTMENT TRUST


                                        By /s/ James S. Hamman, Jr.
                                           -------------------------------------
                                           Name: James S. Hamman, Jr.
                                           Title: Secretary


Amended Advisory Fee Schedule as reflected in Schedule A attached hereto, accepted this 8th day of May 2007.


                                        CALAMOS ADVISORS LLC


                                        By /s/ Patrick H. Dudasik
                                           -------------------------------------
                                           Name: Patrick H. Dudasik
                                           Title: EVP, CFO & Treasurer
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                                                                      SCHEDULE A

                              ADVISORY FEE SCHEDULE

GROWTH FUND

Monthly Average Net Assets                          Monthly Fee Rate
--------------------------                          ----------------
Up to and including $500 million                      1/12 of 1.00%
Above $500 million up to and including $1 billion     1/12 of 0.90%
Above $1 billion up to and including $6 billion       1/12 of 0.80%
Above $6 billion up to and including $11 billion      1/12 of 0.78%
Above $11 billion up to and including $16 billion     1/12 of 0.76%
Above $16 billion up to and including $21 billion     1/12 of 0.74%
Above $21 billion up to and including $26 billion     1/12 of 0.72%
Above $26 billion                                     1/12 of 0.70%

CONVERTIBLE FUND, GROWTH AND INCOME FUND, HIGH YIELD FUND AND MARKET NEUTRAL INCOME FUND

Monthly Average Net Assets                          Monthly Fee Rate
--------------------------                          ----------------
Up to and including $500 million                      1/12 of 0.75%
Above $500 million up to and including $1 billion     1/12 of 0.70%
Above $1 billion                                      1/12 of 0.65%

INTERNATIONAL GROWTH FUND, VALUE FUND, BLUE CHIP FUND, GLOBAL GROWTH AND INCOME FUND AND GLOBAL EQUITY FUND

Monthly Average Net Assets                          Monthly Fee Rate
--------------------------                          ----------------
Up to and including $500 million                      1/12 of 1.00%
Above $500 million up to and including $1 billion     1/12 of 0.95%
Above $1 billion up to and including $6 billion       1/12 of 0.90%
Above $6 billion up to and including $11 billion      1/12 of 0.88%
Above $11 billion up to and including $16 billion     1/12 of 0.86%

Above $16 billion up to and including $21 billion     1/12 of 0.84%
Above $21 billion up to and including $26 billion     1/12 of 0.82%
Above $26 billion                                     1/12 of 0.80%

GOVERNMENT MONEY MARKET FUND

Monthly Average Net Assets                          Monthly Fee Rate
--------------------------                          ----------------
Up to and including $500 million                      1/12 of 0.20%
Above $500 million up to and including $1 billion     1/12 of 0.19%
Above $1 billion up to and including $11 billion      1/12 of 0.18%
Above $11 billion up to and including $21 billion     1/12 of 0.17%
Above $21 billion up to and including $31 billion     1/12 of 0.16%
Above $31 billion                                     1/12 of 0.15%

INTERNATIONAL GROWTH FUND PERFORMANCE ADJUSTMENT:

     In addition, for International Growth Fund only, the advisory fee shall equal the base fee (shown above) adjusted by the following performance adjustment, if any:

     The base fee shall be either increased or decreased by a performance fee adjustment at the rate of 1/12th of 0.03% of the Fund's average net assets over the preceding rolling Performance Period for each 1% increment amount by which the Fund outperforms or underperforms its benchmark, MSCI EAFE Growth Index ("Index") over such period and rounded to the nearest 0.01%, subject to a maximum increase or decrease of 0.30% of average net assets calculated over such period.

     The initial Performance Period is the period commencing on the first full calendar month following Fund's commencement of operations. During the first eleven months of the initial Performance Period, there will be no performance adjustment. Starting with the twelfth month of the period, the performance adjustment will take effect. Following the twelfth month a new month will be added to the Performance Period until the Performance Period equals 36 months. Thereafter, the Performance Period will consist of the current month plus the previous 35 months.

          The investment performance of the Fund will be the sum of:

          (1) the change in the Fund's net asset value ("NAV") per share during the Performance Period; plus

          (2) the value of the Fund's cash distributions per share accumulated to the end of the Performance Period; plus

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          (3) the value of capital gains taxes per share paid or payable on undistributed realized long-term capital gains accumulated to the end of the Performance Period;

     expressed as a percentage of the Fund's NAV per share at the beginning of the Performance Period. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share paid or payable on undistributed realized long-term capital gains shall be treated as reinvested in shares of the Fund at the NAV in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distributions, dividends and taxes.

          The investment record of the Index will be the sum of:

          (1) the change in the level of the Index during the Performance Period; plus

          (2) the value, computed consistently with the Index, of cash distributions made by companies whose securities comprise the Index accumulated to the end of the Performance Period; expressed as a percentage of the Index level at the beginning of the Performance Period. For this purpose, cash distributions on the securities which comprise the Index shall be treated as reinvested in the index at least as frequently as the end of each calendar quarter following the payment of the dividend.

GLOBAL EQUITY FUND PERFORMANCE ADJUSTMENT:

     In addition, for Global Equity Fund only, the advisory fee shall equal the base fee (shown above) adjusted by the performance adjustment fee, if any:

     The base fee shall be either increased or decreased by a performance fee adjustment at the rate of 1/12th of 0.03% of the Fund's average net assets over the preceding rolling Performance Period for each 1% increment amount by which the Fund outperforms or underperforms its benchmark, MSCI World Index ($US) ("Index") over such period and rounded to the nearest 0.01%, subject to a maximum increase or decrease of 0.30% of average net assets calculated over such period.

     The initial Performance Period is the period commencing on the first day of the first full calendar month following the Fund's commencement of operations. During the first eleven months of the initial Performance Period for the Fund, there will be no performance adjustment. Starting with the twelfth month of the period, the performance adjustment will take effect. Following the twelfth month a new month will be added to the Performance Period until the Performance Period equals 36 months. Thereafter, the Performance Period will consist of the current month plus the previous 35 months.

          The investment performance of the Fund will be the sum of:

          (1) the change in the Fund's net asset value ("NAV") per Class A share during the Performance Period; plus

          (2) the value of the Fund's cash distributions per Class A share accumulated to the end of the Performance Period; plus

          (3) the value of capital gains taxes per share paid or payable on undistributed realized long-term capital gains accumulated to the end of the Performance Period;

     expressed as a percentage of the Fund's NAV per Class A share at the beginning of the Performance Period. For this purpose, the value of distributions per share of realized capital gains, of dividends per Class A share paid from investment income and of capital gains taxes per share paid or payable on undistributed realized long-term capital gains shall be treated as reinvested in Class A shares of the Fund at the NAV in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distributions, dividends and taxes.

          The investment record of the Index will be the sum of:

          (1) the change in the level of the Index during the Performance Period; plus

          (2) the value, computed consistently with the Index, of cash distributions made by companies whose securities comprise the Index accumulated to the end of the Performance Period; expressed as a percentage of the Index level at the beginning of the Performance Period. For this purpose, cash distributions on the securities that comprise the Index shall be treated as reinvested in the index at least as frequently as the end of each calendar quarter following the payment of the dividend.